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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-64615) and Registration Statement (Form S-8 No. 33-42605) of our report dated January 26, 2002 (except for Note T, as to which the date is March 27, 2002), with respect to the consolidated financial statements and schedule of American Land Lease, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                       /s/ Ernst & Young LLP

Denver, Colorado
March 27, 2002